Exhibit 15.2 HUMAN RESOURCES AND COMPENSATION COMMITTEE CHARTER PURPOSE The Human Resources and Compensation Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”). The mandate of the Committee consists of ensuring the direction and implementation of the Corporation’s wage and compensation plans and policies align with the business strategy and shareholder interests. COMPOSITION, PROCEDURES AND POWERS Composition The Committee will be comprised of at least three members and a majority of the members of the Committee will be an “independent” director (as such term is defined from time to time under the requirements or guidelines for board service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading). The members of the Committee will be appointed or changed by resolution of the Board to hold office from the time of their appointment until the next annual meeting of shareholders or until their successors are so appointed. The Board may remove or replace a member of the Committee at any time. A member will cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on a Committee by appointing another director to the Committee. Procedures The Committee will meet regularly at times necessary to perform the duties described herein in a timely manner, but at least annually. Meetings may be held at any time deemed appropriate by the Committee. A majority of the members of the Committee (or two members in the event that there are less than four members) will constitute a quorum for the transaction of business at any meeting of the Committee. The Committee will fix its own procedure at meetings and for the calling of meetings. Unless waived by the members of the Committee, the Committee will meet “in camera” at each Committee meeting at which members of management are not in attendance, to allow its members to discuss matters openly and candidly.

The Committee will report to the Board following meetings of the Committee. Powers The Committee is entitled to full access to all books, records, facilities, and personnel of the Corporation and its subsidiaries. The Committee may require such officers, directors and employees of the Corporation and its subsidiaries and others as it may see fit from time to time to provide any information about the Corporation and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee. The Committee may obtain, where necessary, legal or other advice from outside professionals; and determine and pay the fees of such professionals. The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated. The Committee may adopt policies and procedures for carrying out its responsibilities. DUTIES AND RESPONSIBILITIES The duties and responsibilities of the Committee are established by the Board and include, amongst others, the following: General Responsibilities i) Examine the Corporation’s wage and compensation policies, with respect to the Chief Executive Officer and other executives who report to the Chief Executive Officer (“key executives”), and make recommendations to the Board regarding the adoption of such policies, as well as any amendments required as a result of any new laws or regulations; ii) Review and assess the competitiveness and appropriateness of and approve the compensation package of the Chief Executive Officer and of other key executives. In conducting such review, the Committee will consider: • the compensation packages of the Chief Executive Officer and of other key executives for the prior year and other preceding years; • the Committee's evaluation of the performance of the Chief Executive Officer and the Chief Executive Officer's evaluation of the performance of the other respective key executives;

• the Corporation's performance and relative shareholder return; • whether the compensation package reflects an appropriate balance between short and longer-term incentives to improve performance of the Corporation; • whether the compensation package of the Chief Executive Officer or other key executives encourages excessive risk- taking; • the competitiveness of the compensation package, including the value of similar incentive awards paid to equivalent officers and positions at comparable companies; and iii) Report the results or findings of its assessments of the competitiveness of the Corporation’s compensation policies and practices to the Board; iv) Examine and, if applicable, review the Executive Stock Option Plan and such other incentive plans approved by the Board, evaluate these plans and make recommendations to the Board regarding any amendments deemed necessary as a result of the enactment of any new applicable laws or regulations or resulting from new market trends; v) Monitor the administration of the Executive Stock Option Plan and such other incentive plans approved by the Board, and recommend to the Board grants of stock options, other types of stock-based compensation and/or other compensation or incentive awards, including grants to Directors who are members of management as well as grants to Directors who are not also employees of the Corporation; vi) Examine the Corporation’s director compensation policies and make recommendations to the Board regarding the adoption of such policies; vii) From time to time, as determined appropriate by the Committee, administer all policies and practices of the Corporation with respect to the indemnification of directors by the Corporation, approve all payments made pursuant to such policies and practices, and recommend to the Board the terms of the indemnification agreement to be entered into between the Corporation and each director;

viii) Review and approve any employment contracts or arrangements with the Chief Executive Officer and other key executives, including any retirement allowance arrangements, severance payments or any similar arrangements to take effect in the event of a termination of employment and any change of control agreements; ix) Review and recommend to the Board compensation policies and processes and any new incentive compensation and equity compensation plans of the Corporation or changes to such plans and in particular, the compensation policies, processes and plans respecting the Chief Executive Officer and other key executives; x) Pre-approving any services (other than or in addition to compensation services) to be provided by the Corporation’s compensation consultant or advisor, or any of its affiliates, to the Corporation, or to its affiliated or subsidiary entities, or to any of its directors or other key executives; xi) Review the Committee’s mandate on an annual basis and make recommendations to the Board regarding the adoption thereof; xii) Review the executive compensation information before it is publicly disclosed in the Corporation’s management proxy circular; and xiii) Carry out any other mandates that the Board may give from time to time. Responsibilities Concerning the President and Chief Executive Officer i) When hiring a new President and Chief Executive Officer, determine the Corporation’s objectives regarding this position, review the role and responsibilities in light of such objectives and approve the profile of the desired candidate with the help and support of the Chairman of the Board and the Human Resources management. If a mandate is given to outside advisors, review the list of potential candidates and approve the shortlist of candidates, participate in the final decision and make recommendations to the Board for approval; ii) Review and approve annually, in collaboration with the Chairman of the Board or, if applicable, the Lead Director, the objectives of the Corporation as they pertain to the compensation of the President and Chief Executive Officer, evaluate his performance in light of these objectives, establish the acceptable level of compensation based on this evaluation and make recommendations to the Board with respect thereto; and

iii) Review and approve any decision with respect to the cessation of employment of the President and Chief Executive Officer and his severance package, if any, and make recommendations to the Board for approval. Responsibilities Concerning Other Key Executives i) Determine annually the positions comprised by other key executives and recommend any additions to that group; ii) Review and approve the hiring, the compensation and the employment conditions of other key executives, including any employment contracts; iii) Review, if applicable, the severance packages negotiated in employment contracts or upon termination of employment of other key executives; and REVIEW AND DISCLOSURE The Committee will review and reassess the adequacy of this Charter at least annually and otherwise, as it deems appropriate, recommend changes to the Board. The performance of the Committee will be evaluated with reference to this Charter annually. The Committee will ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.